UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2015

Unwired Planet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16073	94-3219054
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 South Virginia Street, Suite 201

Reno, Nevada 89501

(Address of Principal Executive Offices) (Zip Code)

(775) 980-2345

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 23, 2015, Unwired Planet, Inc. (the “Company”) and Wells Fargo Bank, National Association (the “Trustee”) entered into the First Supplemental Indenture (the “First Supplemental Indenture”), to the Indenture, dated as of June 28, 2013 (the “Indenture”), governing the Company’s existing Senior Secured Notes due 2018 (the “Notes”). Pursuant to the First Supplemental Indenture, the maturity date of the Notes has been extended from June 30, 2018 to June 30, 2019. The holders of 100% in principal amount of outstanding Notes have consented to the execution, delivery and performance of the First Supplemental Indenture by the Company.

A copy of the First Supplemental Indenture is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the material terms of the First Supplemental Indenture is qualified in its entirety by reference to such exhibit.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

4.1	First Supplemental Indenture, dated as of December 23, 2015, between Unwired Planet, Inc. and Wells Fargo Bank, National Association, as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unwired Planet, Inc.

Dated: December 29, 2015	By:	/s/ Noah D. Mesel
	Name:	Noah D. Mesel
	Title:	EVP and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

4.1	First Supplemental Indenture, dated as of December 23, 2015, between Unwired Planet, Inc. and Wells Fargo Bank, National Association, as trustee.